Exhibit 4.1

THE SHARES UNDERLYING THIS CONVERTIBLE NOTE AND THE CONVERTIBLE NOTE HAVE NOT BEEN REGISTERED UNDER THE FEDERAL OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR HYPOTHECATED IN ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH LAWS AS MAY BE APPLICABLE OR, AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT AN EXEMPTION FROM SUCH APPLICABLE LAWS EXIST.

CONVERTIBLE NOTE

$500,000	Original Issuance Date: April 17, 2020
Maturity Date: February 17, 2021

FOR VALUE RECEIVED, BTCS Inc., a Nevada corporation (the “Company”), hereby promises to pay to the order of Calvary Fund I LP, a Delaware limited partnership or its assigns (the “Holder”), the principal sum of $500,000 together with interest thereon computed at the annual rate of 12% calculated on a 365 day year. Principal and interest shall be due and payable ten months from the Original Issuance Date (defined above) of this Convertible Note (the “Maturity Date”) unless this Convertible Note (the “Note”) has been converted or prepaid as provided below. While in default, this Note shall bear interest at the rate of 20% per annual or such maximum rate of interest allowable under the laws of the State of New York.

1. Conversion to Common Stock.

(a) Conversion Upon Election of Holder. At any time after the six month anniversary of the Original Issuance Date, the Holder shall be entitled, upon written notice to the Company, to convert all or any part of the outstanding balance of this Note (excluding interest) into a number of fully paid and nonassessable shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) in accordance with Section 1(d). A form of the Conversion Notice is attached as Exhibit I. In order to convert the Note in full, the Company must first receive the original Note or an affidavit of lost Note as set forth in Section 1(f).

(b) Conversion Upon Election of Company. At any time after the six month anniversary of the Original Issuance Date the Company shall be entitled, upon written notice to the Holder, to convert all or any part of the outstanding balance of this Note (including interest) into a number of fully paid and nonassessable shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) in accordance with Section 1(d) and subject to the limitations of Section 1(g) (a “Forced Conversion”). Unless agreed to by the Holder, a Forced Conversion may not be exercised by the Company if: i) the Common Stock to be issued is not eligible for resale pursuant to Rule 144, ii) the Conversion Price is less than the Floor Price (defined below), and iii) the conversion amount (including interest) is less than $15,000 (the “Minimum Conversion Amount”), unless the note balance and remaining interest is less than the Minimum Conversion Amount. Provided, further that the amount of any Forced Conversion can be no more than the total daily trading dollar volume as quoted by OTC Markets on the day prior to the Conversion Time or on the day of the Conversion Time if the Conversion Notice is delivered after market close. A form of the Conversion Notice is attached as Exhibit II.

(c) Conversion Time. The “Conversion Time” shall mean with respect to a conversion by: i) the Holder pursuant to Section 1(a), the date notice and either the original Note or affidavit of lost Note was delivered by the Holder in accordance with this Note, and ii) the Company pursuant to Section 1(b), the date notice was provided by the Company to the Holder in accordance with this Note.

(d) Conversion Formula. At the Conversion Time, the unpaid principal of this Note subject to conversion shall be convertible into the number of shares of Common Stock which results from dividing the outstanding principal being converted by the conversion price that is in effect at the time of conversion (the “Conversion Price”). The Conversion Price shall be subject to adjustment pursuant to Section 2 from time to time. The Conversion Price for any conversion shall be based on a 35% discount to the closing price of the Company’s stock as quoted by OTC Markets on the day prior to the Conversion Time or on the day of the Conversion Time if the Conversion Notice is delivered after market close. Provided however that the Conversion Price shall have a floor of $0.01 (the “Floor Price”) which Floor Price may be adjusted pursuant to Section 2 from time to time.

(e) Mechanics of Conversion. Before the Holder shall be entitled to convert this Note into shares of Common Stock in connection with a conversion pursuant to Section 1(a), the Holder shall surrender this Note (or, if the Holder alleges that this Note has been lost, stolen or destroyed, a lost affidavit and agreement reasonably acceptable to the Company to indemnify the Company against any claim that may be made against the Company on account of the alleged loss, theft or destruction of such original promissory note), at the office of the Company together with the Conversion Notice. If required by the Company, this Note shall be endorsed or accompanied by an investment letter in customary form and a written instrument or instruments of transfer, in form reasonably satisfactory to the Company, duly executed by the Holder or his, her or its attorney duly authorized in writing. If the Company fails for any reason to deliver to the Holder such certificate or certificates within two Trading Days of the Conversion Time (“Share Delivery Date”), the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of shares of Common Stock (based on the Volume Weighted Average Price of the Common Stock on the date of such Conversion Time), $10 per Trading Day (increasing to $20 per Trading Day beginning five Trading Days after such damages have begun to accrue) for each Trading Day after the Conversion Time until such certificates are delivered or the Holder rescinds such conversion.

(f) New Promissory Note. In the event less than all of the remaining balance of this Note is converted, the Company shall promptly issue to the Holder a similar promissory note representing the outstanding balance of this Note.

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(g) Holder’s Conversion Limitations. The Company shall not effect any conversion of this Note, and a Holder shall not have the right to convert any portion of this Note, to the extent that after giving effect to the conversion set forth on the applicable Notice of Conversion, the Holder (together with the Holder’s affiliates, and any persons acting as a group together with the Holder or any of the Holder’s affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of this Note with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) conversion of the remaining, unconverted principal amount of this Note beneficially owned by the Holder or any of its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 1(g), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 1(g) applies, the determination of whether this Note is convertible (in relation to other securities owned by the Holder together with any affiliates) and of which principal amount of this Note is convertible shall be in the sole discretion of the Holder, and the submission of a Conversion Notice shall be deemed to be the Holder’s determination of whether this Note may be converted (in relation to other securities owned by the Holder together with any affiliates) and which principal amount of this Note is convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, the Holder will be deemed to represent to the Company each time it delivers a Conversion Notice that such conversion has not violated the restrictions set forth in this paragraph and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 1(g), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) the Company’s most recent periodic or annual report filed with the SEC, as the case may be, (ii) a more recent public announcement by the Company, or (iii) a more recent written notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Note held by the Holder. The Holder, upon not less than 61 days’ prior notice to the Company, may increase the Beneficial Ownership Limitation provisions of this Section 1(g) solely with respect to the Holder’s Note, provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Note held by the Holder and the provisions of this Section 1(g) shall continue to apply. Any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company. The Holder may also decrease the Beneficial Ownership Limitation provisions of this Section 1(g) solely with respect to the Holder’s Note at any time, which decrease shall be effectively immediately upon delivery of notice to the Company. The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 1(g) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Note. For the purpose of this Note, “Trading Days” means a day on which the Company’s principal trading market is open for trading.

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2. Adjustments.

(a) Adjustment Upon Common Stock Event. At any time or from time to time after the Original Issuance Date, upon the happening of a Common Stock Event (as hereinafter defined), the Conversion Price shall, simultaneously with the happening of such Common Stock Event, be adjusted by dividing the Conversion Price in effect immediately prior to such Common Stock Event by a fraction, (i) the numerator of which shall be the number of shares of Common Stock issued and outstanding immediately after such Common Stock Event, and (ii) the denominator of which shall be the number of shares of Common Stock issued and outstanding immediately prior to such Common Stock Event, and the product so obtained shall thereafter be the Conversion Price. The Conversion Price shall be readjusted in the same manner upon the happening of each subsequent Common Stock Event. As used herein, the term “Common Stock Event” shall mean (i) the issue by the Company of additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock, (ii) a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock, or (iii) a combination of the outstanding shares of Common Stock into a smaller number of shares of Common Stock.

(b) Adjustments for Other Dividends and Distributions. If at any time or from time to time after the Original Issuance Date the Company pays a dividend or makes another distribution to the holders of the Common Stock payable in securities of the Company, other than an event constituting a Common Stock Event, then in each such event provision shall be made so that the Holder shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable upon conversion thereof, the amount of securities of the Company which the Holder would have received had this Note been converted into Common Stock on the date of such event (or such record date, as applicable) and had they thereafter, during the period from the date of such event (or such record date, as applicable) to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 2 with respect to the rights of the Holder or with respect to such other securities by their terms.

(c) Adjustment for Reclassification, Exchange and Substitution. If at any time or from time to time after the Original Issuance Date, the Common Stock issuable upon the conversion of this Note is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than by a Common Stock Event or, reorganization, merger, or consolidation provided for elsewhere in this Section 2), then in any such event, but subject to Section 1, the Holder shall have the right thereafter to convert this Note into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the number of shares of Common Stock into which this Note could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

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(d) Reorganizations, Mergers and Consolidations. If at any time or from time-to-time after the Original Issue Date there is a reorganization of the Company (other than a recapitalization, subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 2) or a merger or consolidation of the Company with or into another corporation, then, as a part of such reorganization, merger or consolidation, provision shall be made so that the Holder thereafter shall be entitled to receive, upon conversion of this Note, the number of shares of stock or other securities or property of the Company, or of such successor corporation resulting from such reorganization, merger or consolidation, to which a holder of Common Stock deliverable upon conversion would have been entitled on such reorganization, merger or consolidation. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 2 with respect to the rights of the Holder after the reorganization, merger or consolidation to the end that the provisions of this Section 2 (including adjustment of the Conversion Price then in effect and number of shares issuable upon conversion of this Note) shall be applicable after that event and be as nearly equivalent to the provisions hereof as may be practicable. This Section 2 shall similarly apply to successive reorganizations, mergers and consolidations.

3. Event of Default.

(a) For purposes of this Note, an “Event of Default” means:

(i) the Company shall default in the payment of principal on this Note;

(ii) the Company fails to deliver the shares issuable upon conversion of this Note in accordance with the provisions of Section 1;

(iii) the Company shall fail to materially perform any covenant, term, provision, condition, agreement or obligation of the Company under this Note (other than for non- payment or failure to deliver conversion shares) and such failure shall continue uncured for a period of 15 Trading Days after notice from the Holder of such failure (or if such breach is not capable of being cured within such 15 Trading day period but the Company commences to cure and diligently and continuously acts to cure such breach, such longer period as may be necessary to cure such breach);

(iv) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (A) liquidation, reorganization or other relief in respect of the Company or any of their debts, or of a substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (B) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or for a substantial part of any of its assets, and, in any such case, such proceeding or petition shall not be dismissed within 30 days;

(v) the Company shall (A) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (B) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 3(a)(iii), (C) apply for or consent to the appointment of a receiver, trustee, custodian, conservator or similar official for the Company or for a substantial part of its assets, (D) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (E) make a general assignment for the benefit of creditors or (F) take any action for the purpose of effecting any of the foregoing;

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4. Miscellaneous

(a) Loss, Theft, Destruction or Mutilation of Note. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note and, in the case of loss, theft or destruction, delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Note, the Company shall execute and deliver, in lieu of this Note, a new note executed in the same manner as this Note, in the same principal amount as the unpaid principal amount of this Note and dated the date to which interest shall have been paid on this Note or, if no interest shall have yet been so paid, dated the date of this Note.

(b) Waivers. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

(c) Waiver and Amendment. Any provision of this Note may be amended, waived or modified only by an instrument in writing signed by the party against which enforcement of the same is sought.

(d) Notices. All notices, offers, acceptance and any other acts under this Note (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by FedEx or similar overnight next business day delivery, or by email delivery followed by overnight next business day delivery as follows:

(i)	If to the Holder, to:	Cavalry Fund I LP
61 Kinderkamack Road
Woodcliff Lake, New Jersey 07677
Email: [ ]

(ii)	If to the Company:	BTCS Inc.
9466 Georgia Avenue, No. 12affiliat
Silver Spring, Maryland 20910
Attention: Charles Allen
Email: [ ]

or to such other address as any of them, by notice to the other may designate from time to time. Time shall be counted from, the date of transmission.

(e) Expenses; Attorneys’ Fees. If an action is instituted to enforce or collect this Note, the non-prevailing party shall pay all reasonable costs and expenses.

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(f) Successors and Assigns. Upon any endorsement, assignment, or other transfer of this Note by the Holder or by operation of law, the term “Holder,” as used herein, shall mean such endorsee, assignee, or other transferee or successor to the Holder, then becoming the holder of this Note. This Note shall inure to the benefit of the Holder and its successors and assigns and shall be binding upon the undersigned and their successors and assigns. The term “Company” as used herein, shall include the respective successors and assigns of the Company and any other obligor.

(g) Headings. The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

(h) Exclusive Jurisdiction; Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. The Company and the Holder agree that all legal proceedings concerning the interpretation, or enforcement of this Note shall only be commenced in the state and federal courts sitting in New York County, New York (the “New York Courts”). The Company and the Holder each irrevocably submit to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby. The Company and the Holder irrevocably waive, and agree not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. The Company and the Holder each irrevocably waive personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. The Company and the Holder each irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby.

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IN WITNESS WHEREOF, the Company has caused this Note to be executed as of the date first indicated above.

BTCS INC.

By:	/s/ Charles Allen
Charles Allen, Chief Executive Officer

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EXHIBIT I

Conversion Notice

Reference is made to the Convertible Note (the “Note”) issued to the undersigned by BTCS Inc., a Nevada corporation (the “Company”). In accordance with and pursuant to the Note, the undersigned hereby elects to convert all or part of the Note indicated below into shares of Common Stock of the Company, as of the date specified below. Capitalized terms not defined herein shall have the meaning as set forth in the Note.

Date of Conversion: ___________________________________________________________________________

Amount of Principal to be converted:

 ___________________________________________________________________________________________

Please confirm the following information:

Conversion Price:

___________________________________________________________________________________________

Number of shares of Common Stock to be issued:

___________________________________________________________________________________________

Please issue the Common Stock into which the Note is being converted to Holder, or for its benefit, as follows:

[  ] Check here if requesting delivery as a certificate to the following name and to the following address:

Issue to: ____________________________________________________________________________________

 ___________________________________________________________________________________________

 ___________________________________________________________________________________________

[  ] Check here if requesting delivery by Deposit/Withdrawal at Custodian as follows:

DTC Participant: ______________________________________________________________________________

DTC Number: ________________________________________________________________________________

Account

Number: ____________________________________________________________________________________

Date: ___________________, _________

Name of Registered Holder

By:
Name:
Title:

Tax ID: _____________________________________
Facsimile: ___________________________________
Email Address: _______________________________

EXHIBIT II

Company Conversion Notice

Reference is made to the Convertible Note (the “Note”) issued to the undersigned by BTCS Inc., a Nevada corporation (the “Company”). In accordance with and pursuant to the Note, the Company hereby elects to convert all or part of the Note indicated below into shares of Common Stock of the Company, as of the date specified below. Capitalized terms not defined herein shall have the meaning as set forth in the Note.

Date of Conversion: ______________________

Amount of Principal to be converted: ____________________

Amount of Interest to be converted: ____________________

Conversion Price: ____________________

Number of shares of Common Stock to be issued: ____________________

Please issue the Common Stock into which the Note is being converted to Holder, or for its benefit, as a certificate to the following name and to the following address:

DTC Participant: _______________________________________________________________________________

DTC Number: _________________________________________________________________________________

Account

Number: _____________________________________________________________________________________

Name of Registered Holder: Calvary Fund I LP

Tax ID: _____________________________________
Facsimile: ___________________________________
Email Address: _______________________________

BTCS INC.

By:
Charles Allen, Chief Executive Officer

Date: ___________________, _________

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